Registration No. 333-171988

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1
To

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rodman & Renshaw Capital Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6211	84-1374481

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1251 Avenue of the Americas
New York, NY 10020
(212) 356-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Rubin
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
New York, NY 10020
(212) 356-0500
(212) 430-1711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth S. Rose, Esq. Morse, Zelnick, Rose & Lander, LLP 405 Park Avenue, Suite 1401 New York, NY 10022 (212) 838-5030 (212) 208-6809 (facsimile)

          Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-171988) of Rodman & Renshaw Capital Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2011, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on March 15, 2011, and declared effective by the SEC on March 16, 2011 (the “Registration Statement”), the Company registered the issuance of up to 2,602,230 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), to the shareholders of Hudson Holding Corporation (“HHC”) upon the effectiveness of a merger of HHC with and into a wholly owned subsidiary (“Merger Sub”) of the Company (the “Merger”). The Merger was effective on April 8, 2011 and, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 4, 2011, among the Company, HHC and Merger Sub, 2,554,615 shares of Common Stock were issued to the former stockholders of HHC in exchange for their stock in HHC in the Merger. Accordingly, the Company is seeking to deregister the 47,615 shares of Common Stock that were not issued.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 47,615 Shares under the Registration Statement that were not issued.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No, 333-171988 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2011.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:	/s/ Edward Rubin

Edward Rubin — Chief Executive Officer
(Principal Executive Officer)

	/s/ Edward Rubin	Chief Executive Officer, President and
Director
	Edward Rubin	(Principal Executive Officer)

	/s/ David Horin	Chief Financial Officer
(Principal Financial and Accounting Officer)
David Horin

	/s/ Wesley K. Clark*	Chairman and Director

Wesley K. Clark

	/s/ Michael Vasinkevich*	Vice Chairman and Director

Michael Vasinkevich

	/s/ John J. Borer III*	Senior Managing Director and Director

John J. Borer III

	/s/ Winston Churchill*	Director

Winston Churchill

	/s/ Richard M. Cohen*	Director

Richard M. Cohen

	/s/ Peter F. Drake*	Director

Peter F. Drake

	/s/ Sam Dryden*	Director

Sam Dryden

	/s/ Mark L. Friedman*	Director

Mark L. Friedman

	/s/ Marvin I. Haas*	Director

Marvin I. Haas

*By:	/s/ Edward Rubin

Edward Rubin —Attorney-in-Fact